Exhibit (d)(13)

SIXTH AMENDMENT TO SCHEDULE A TO THE EXPENSE LIMITATION AGREEMENT

Fund	Share Class	Operating Expense Limit (%)	Termination Date[1]
Emerging Markets Fund	Class A	1.70%	August 31, 2015
	Class C	2.45%
	Class I	1.45%
Asia Fund	Class A	1.70%	August 31, 2015
	Class C	2.45%
	Class I	1.45%
Emerging Markets Great Consumer Fund	Class A	1.70%	August 31, 2015
	Class C	2.45%
	Class I	1.45%
Asia Great Consumer Fund	Class A	1.70%	August 31, 2015
	Class C	2.45%
	Class I	1.45%
Global Dynamic Bond Fund	Class A	1.15%	August 31, 2015
	Class C	1.90%
	Class I	0.90%
Global Great Consumer Fund	Class A	1.65%	August 31, 2015
	Class C	2.40%
	Class I	1.40%

Date: July 21, 2010

Amended: April 5, 2011

Amended: December 19, 2011

Amended: June 18, 2012

Amended: August 28, 2013

Amended: June 16, 2014

1  The Expense Limitation Agreement shall continue in effect through August 31, 2015 and for annual periods ending on August 31 thereafter unless terminated pursuant to the Term and Termination provisions set forth in Amendment No. 1 to the Expense Limitation Agreement dated December 20, 2010.

IN WITNESS WHEREOF, the parties hereto cause this instrument to be executed as of the last amended date written above.

MIRAE ASSET DISCOVERY FUNDS		MIRAE ASSET GLOBAL INVESTMENTS (USA) LLC

By:	/s/ Peter Graham	By:	/s/ Peter Graham
Print Name:		Print Name:
Title:	President & Trustee	Title:	Chief Executive Officer

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